Exhibit 10.27

FIRST AMENDMENT TO LEASE

This First Amendment (the “First Amendment”) to Lease is dated, made and effective as of May 15, 2008, by and among 200 INTERNATIONAL LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at One New Hampshire Avenue, Suite 101, Portsmouth, New Hampshire 03801 (“Sublessor”) and SALIENT SURGICAL TECHNOLOGIES, INC., f/k/a TISSUELINK MEDICAL, INC., a Delaware corporation, having an address at One Washington Center, Suite 400, Dover, New Hampshire 03820 (“Sublessee”).

RECITALS

A. Sublessor and Sublessee have entered into that certain Lease (as hereafter amended, modified or supplemented, the “Lease”) dated as of February 27, 2008, wherein Sublessor leased to Sublessee certain premises (the “Premises”) consisting of a building, common facilities and other improvements to be constructed by Sublessor and to be located at 180 International Drive, Portsmouth, New Hampshire, all as more particularly described in the Lease.

B. The Lease is subject to that certain Sublease dated April 5, 2001 by and between Pease Development Authority (the “Ground Lessor” or “PDA”), as lessor, and Sublessor, as lessee, as amended by that certain Amendment No. 1 to Ground Lease dated as of May 15, 2008 (as heretofore or hereafter amended, modified or supplemented, the “Ground Lease”).

C. Sublessor desires to establish a condominium to be known as the 200/180 International Drive Condominium (the “Condominium”) to consist of a portion of the land subleased by Ground Lessor to Sublessor under the Ground Lease, including the Premises, and to declare the Building as a condominium unit thereof upon completion of the Premises.

D. Sublessor and Sublessee desire to amend the Lease to acknowledge the creation of the Condominium and, subject to the terms and conditions hereof, subordinate the Lease thereto, to amend the description of the Premises demised under the Lease and to provide for certain changes to the Lease required by Ground Lessor.

AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

1. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meaning thereto ascribed in the Lease.

2. Amendments. The Lease is hereby amended as follows:

(a) Measurement Method. The last sentence in the second full paragraph of Section 1.4 of the Lease is hereby deleted and replaced with the following:

“As used herein, the term “Measurement Method” shall mean the gross floor area of the Building, including interior partitions, measured from the inside face of the exterior walls of the Building, but excluding any “second floor” warehouse space, the area of exterior walls, exterior columns, overhangs, landscaping, sidewalks, paving, exterior staircases, patios and all other exterior floor area of the Building, and calculated using the same method as used to calculate the square footage of each floor of the Building shown on the schematic floor plans prepared by DeStefano Architects dated November 19, 2007 and attached hereto as Exhibit A-1.”

(b) Quiet Enjoyment. The first sentence of the third full paragraph of Section 7 of the Lease is hereby deleted and replaced with the following:

“If Sublessor shall default in the performance or observance of any term, covenant or condition of the Ground Lease, then, without limiting the generality of the other provisions of this Lease, and without waiving or releasing Sublessor from any of its obligations hereunder, Sublessee shall have the right, but shall be under no obligation, to pay any sums and to cause all of the terms, covenants and conditions of the Ground Lease to be promptly performed or observed on behalf of Sublessor.”

(c) Use of the Premises. The first sentence of Section 8 of the Lease is hereby deleted and replaced with the following:

“The Building and the Premises may be used by Sublessee for office, warehousing, light industrial and manufacturing, machining, research and development and laboratory (the “Specified Uses”) and all other lawful uses incidental or ancillary to any of the foregoing, all without the consent of Sublessor or the PDA, and any other lawful use after obtaining the approval of the PDA, such approval not to be unreasonably withheld, conditioned or delayed (and Sublessor hereby agrees to cooperate with Sublessee in obtaining any such approval from the PDA) (hereinafter, the “Permitted Use”).”

(d) Indemnification. The first sentence of Section 11.1(a) of the Lease is hereby deleted and replaced with the following:

“Subject to any limitations on Sublessee’s liability set forth in this Lease, including, without limitation, Section 11.4 and Article 23, Sublessee shall save the PDA, Sublessor, any partner, trustee, stockholder, officer, director, member, employee or beneficiary of the PDA or Sublessor, (hereinafter individually, a “Sublessor Indemnified Party” and collectively, the “Sublessor Indemnified Parties”) harmless and indemnified from and against (i) all injury, loss, cost (including reasonable attorneys’ fees and expenses), claim, cause of action, demands or judgments, or damage to any person or property on or about the Premises occasioned by the use or occupancy of the Premises by Sublessee or Sublessee’s subtenants, licensees, employees, agents, or contractors (hereinafter collectively, “Sublessee’s Agents”), and (ii) all injury, loss, claim or damage to any person or property anywhere on the Premises, Building or Lot occasioned by any negligent act, omission or intentional misconduct of Sublessee or Sublessee’s Agents (in each case, except to the extent caused by the negligent act, omission or intentional misconduct of the Sublessor Indemnified Parties).”

(e) Approvals. Section 39(e) of the Lease is hereby deleted in its entirety and replaced with the following:

“If and to the extent that any action or determination of Sublessee requires the consent or approval of the PDA under the Ground Lease, Sublessor agrees to cooperate with Sublessee in obtaining any such approval, whether or not such approval separately requires the consent of Sublessor under the Lease.”

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3. Condominium Matters.

(a) The Condominium will be established upon Sublessor’s recording of the Declaration, By-laws and Site plan for the Condominium, copies of which are attached hereto as Exhibit B (collectively, the “Condominium Documents”) with the Rockingham County Registry of Deeds. Upon recording the Condominium Documents, Sublessor agrees that it shall not modify, alter or amend the same prior to the amendment declaring the Building as a unit of the Condominium, without the prior written consent of Sublessee in each instance. Sublessee acknowledges that Sublessor intends to amend the Condominium Documents upon completion of the Building to declare the Building as Unit #2 of the Condominium, to designate the Lot and Common Facilities as limited common areas appurtenant to such unit, and to reserve such unit and limited common areas for the sole and exclusive use of Sublessee. Notwithstanding anything in the Condominium Documents or the Lease to the contrary, Sublessor acknowledges and agrees that Sublessee shall have the right to review, comment on and reasonably approve any such amendment to the Condominium Documents to the same extent as if they were the original Condominium Documents prior to Sublessor executing or recording the same to ensure that the unit complies with the requirements of Section 1.2 of the Lease and this Section 3. Sublessor agrees to submit such proposed amendment (including, without limitation, the revised site plan and floor plans depicting the location and dimensions of the unit and appurtenant limited common areas) to Sublessee for its review and approval at least 30 days prior to recording the same. The parties acknowledge and agree that because such unit will not be created or declared until such time as the Building has been constructed, in addition to the conditions set forth on Exhibit I to the Lease, it shall be a further condition to Sublessor’s achieving Substantial Completion that an acceptable amendment to the Condominium Documents satisfying the conditions of Section 1.2 of the Lease and this Section 3 has been reasonably approved by Sublessee and recorded by Sublessor in accordance with the Lease.

(b) Sublessor acknowledges and agrees that, during the term of the Lease, Sublessee shall have, at its option, the right to participate in all meetings of the Condominium and to exercise all voting and approval rights under the Condominium Documents as if it were the owner of the unit being leased by Sublessee. Sublessor agrees that it shall take all actions required by the Condominium Documents or otherwise necessary to effectuate the assignment of such voting and approval rights to Sublessee, including, without limitation, appointing Sublessee as proxy for Sublessor and/or irrevocably appointing Sublessee as Sublessor’s attorney-in-fact to exercise all such voting and approval rights, such power to be coupled with an interest.

(c) Sublessor covenants and agrees as follows:

(i) Sublessor shall keep, perform, fulfill and otherwise comply at all times with each and every covenant, restriction, agreement, term and provision of the Condominium Documents, and Sublessor shall not exercise any of its rights as Declarant of the Condominium in a manner that would impair or frustrate the rights granted to Sublessee under the Lease;

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(ii) Sublessee shall not be responsible or liable and shall not be required to pay for any sums, charges, costs or expenses associated with insurance, maintenance, repair or replacement of the common areas and facilities of the Condominium, or any other common area expenses imposed or assessed by the Condominium, unless such sums, charges, costs or expenses are directly attributable to the unit being leased by Sublessee or the limited common areas appurtenant thereto and would otherwise be payable by Sublessee under the terms and provisions of the Lease;

(iii) Sublessor shall pay and discharge as they become due all sums, charges, costs and expenses assessed against Sublessor for Sublessor’s share of any common area expenses or other costs and expenses of the Condominium, both general and special, and all other sums and charges assessed against or chargeable to the Premises or to Sublessor under the Condominium Documents, and upon request of Sublessee, Sublessor shall furnish to Sublessee receipts evidencing the payment of all such sums and charges within thirty (30) days of the date such sums or charges are first due and payable; and

(iv) Sublessor shall furnish to Sublessee, promptly upon receipt, a true and complete copy of each and every notice of default or non-compliance received by Sublessor under the Condominium Documents, and Sublessor agrees that Sublessee may, but shall not be obligated, to cure or remedy any default that Sublessor fails to cure or remedy under the Condominium Documents, and Sublessee may offset or deduct all reasonable out-of-pocket costs incurred by Sublessee in remedying or curing any such default against the next installment of rent due Sublessor under the Lease, subject, however, to the terms and provisions of the PDA Non-Disturbance Agreement.

(d) Subject in all respects to the provisions set forth above and to all the terms and provisions contained in the Lease, Sublessee consents to Sublessor’s establishment of the Condominium and to the subordination of the Lease thereto. Notwithstanding anything in the Lease or the Condominium Documents to the contrary, Sublessee reserves all rights to use the Premises and the Building in accordance with the terms and provisions of the Lease should the Condominium dissolve or terminate for any reason, subject, however, to the terms and provisions of the PDA Non-Disturbance Agreement.

(e) For purposes of clarification, the parties acknowledge and agree that the term “Lot” as used throughout the Lease shall be defined to be the Convertible Land Area legally described on Exhibit A attached hereto. The proposed boundaries and location of the unit and limited common areas to be leased by Sublessee upon completion of the Building and declaration of Unit #2 are shown on the site plan entitled “Site Plan – Proposed Unit 2 Building and Limited Common Area, 200/180 International Drive Condominium, Salient Technologies, Inc., Lessee” dated April 16, 2008 and prepared by HTA Kimball Chase Consulting Engineers. At such time as the Building and Common Facilities are constructed and completed in accordance with the terms of the Lease and the Condominium Documents have been amended declaring the Building as a unit of the Condominium, Sublessor and Sublessee shall enter into an amendment to this Lease whereby the definition of the Premises shall be amended so that the Premises shall consist of such unit and the limited common areas appurtenant thereto, together with its undivided percentage interest in the common areas and facilities of the Condominium, if any.

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4. Miscellaneous.

(a) This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b) This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(c) This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

(d) Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In furtherance but not in limitation of the foregoing, the parties acknowledge and agree that Section 3 of this First Amendment is intended to further supplement and implement the terms and provisions of Section 1.2 of the Lease regarding the establishment of the Condominium and the rights and obligations of the parties with respect thereto. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

(Signatures on Next Page)

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

SUBLESSEE:

SALIENT SURGICAL TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Tad Vaughn

Its:	VP Operations

SUBLESSOR:

200 INTERNATIONAL LIMITED PARTNERSHIP a Delaware limited partnership

By: 200 INTERNATIONAL, LLC a Delaware limited liability company

By:	/s/ Cyrus W. Gregg
Cyrus W. Gregg, Co-Manager

By:	/s/ Daniel L. Plummer
Daniel L. Plummer, Co-Manager

PDA Consent.

Ground Lessor hereby acknowledges and consents to all of the terms and provisions of the Lease, as amended by this First Amendment.

GROUND LESSOR:

PEASE DEVELOPMENT AUTHORITY

By:	/s/ Illegible

Its:	Exec. Director

EXHIBIT A TO FIRST AMENDMENT

Description of Premises

A certain tract or parcel of land situated in the City of Portsmouth, County of Rockingham and State of New Hampshire, and bounded and described as follows:

Beginning at a point at the southwesterly corner of the within described premises; thence N 31º 30’ 06” W for a distance of 371.69 feet to a point; thence along a curve with a radius of 50 feet and a length of 59.74 feet to a point; thence N 31º 30’ 06” W for a distance of 93.38 feet to a point; thence N 49º 16’ 11” E for a distance of 814.18 feet to a point; thence along a curve with a radius of 1550 feet and a length of 719.41 feet to a point; thence S 15º 13’ 33” E for a distance of 55.88 feet to a point; thence along a curve with a radius of 750 feet and a length of 474.76 feet to a point; thence N 59º 16’ 51” W for a distance of 112.14 feet to a point; thence N 31º 55’ 52” E for a distance of 24.04 feet to a point; thence N 56º 29’ 10” W for a distance of 379.13 feet to a point; thence N 88º 59’ 38” W for a distance of 84.33 feet to a point; thence S 58º 29’ 54” W for a distance of 98.41 feet to a point; thence S 58º 29’ 54” W for a distance of 126.66 feet to the point of beginning.

Meaning and intending to describe a 14.35 +/- acre area identified as “Convertible Land” on a plan entitled “Condominium Site Plan/Floor Plan Unit #1 and Convertible Land 200/180 International Drive”, recorded at the Rockingham County Registry of Deeds.

The above description is subject to the provisions of Paragraph 1.6 of the Mortgage entitled Condominium Matters and subject to the provisions of an “Amendment to Leasehold Mortgage, Security Agreement and Financing Statement and Amendment to Assignment of Leases and Rents”, between 200 International Limited Partnership and RBS Citizens, National Association recorded in the Rockingham County Registry of Deeds at Book 4919, Page 0438.

EXHIBIT B TO FIRST AMENDMENT

Condominium Documents

200/180 INTERNATIONAL DRIVE CONDOMINIUM

DECLARATION

200 INTERNATIONAL, LIMITED PARTNERSHIP, a Delaware Limited Partnership with a mailing address of One New Hampshire Avenue, Suite 101, Portsmouth, NH 03801 (hereinafter with its successors and assigns, referred to as the “Declarant”), does hereby declare:

SUBMISSION OF PROPERTY. The Declarant hereby submits its leasehold interest in the land located in Portsmouth, Rockingham County, New Hampshire and more particularly described in Exhibit A attached hereto (hereinafter referred to as the “Land”), all improvements heretofore or hereafter constructed thereon, and all easements, rights and appurtenances thereto described in Exhibit A (hereinafter, together with the Land, referred to as the “Property”) to the provisions of the Condominium Act of the State of New Hampshire, Chapter 356-B of the Revised Statutes Annotated (hereinafter referred to as the “Act” or the “Condominium Act”), in order to create a condominium with respect to the Property for a term of years ending on the Termination Date (as hereinafter defined).

ARTICLE I

DEFINITIONS

1. As provided in Section 12 I of the Condominium Act, capitalized terms used herein and not otherwise defined herein, or in the By-laws attached hereto as Exhibit B, shall have the meanings ascribed to them in Section 3 of the Condominium Act. The following terms are expressly defined herein:

(a) “Building” means the existing building (Unit #1) and any buildings hereafter constructed within the Convertible Land Area and declared as units or buildings containing units hereunder.

(b) “Bylaws” means the Bylaws providing for the self government of the condominium attached hereto as Exhibit B, as amended from time to time.

(c) “Common Area” means all parts of the Property other than the Units, as more fully set forth in Section 2(e) of this Declaration, and includes the Limited Common Area.

(d) “Condominium” means the 200/180 INTERNATIONAL DRIVE CONDOMINIUM, the condominium established by this Declaration.

(e) “Condominium Act” means Chapter 356-B of the New Hampshire Revised Statutes Annotated, as amended.

(f) “Convertible Land” means the portion of the Land described on Exhibit A-2 hereto.

(g) “Land” means the Land described on Exhibit A hereto.

(h) “Lease” or “Sublease” means the Sublease between the PDA, as Sublessor, and the Declarant, as Sublessee, executed and effective as of April 5, 2001, as assigned to the Declarant by Assignment dated May 14, 2001, and as amended by an Amendment to Lease dated _____________, 2008, and as evidenced by a Notice of Lease recorded at the Rockingham County Registry of Deeds at Book 3571, Page 1561 as amended by “Updated Notice of Lease” recorded at the Rockingham County Registry of Deeds at Book _____, Page _____.

(i) “Majority of the Owners” means the Owners of the Units owning more than fifty (50%) percent of the voting power based on the percentage of undivided interest in the Common Areas.

(j) “Owner or Unit Owner” means any person or persons who holds or hold record title to a Unit. No mortgagee shall be deemed to be an Owner until such mortgagee has acquired such title pursuant to foreclosure or any procedure in lieu of foreclosure.

(k) “PDA” shall mean Pease Development Authority, an agency of the State of New Hampshire established pursuant to New Hampshire RSA Chapter 12-G.

(l) “Percentage Interest or Undivided Percentage Interest” means the percentage undivided interest of each Unit in the Common Area as set forth in ARTICLE III of this Declaration.

(m) “Property” means the Land and the Buildings, now or hereafter located thereon, and all other improvements heretofore or hereafter constructed thereon and all easements, rights and appurtenances thereto and all articles of personal property intended for common use in connection therewith.

(n) “Registry” means the Rockingham County Registry of Deeds.

(o) “Rules” means the Rules and Regulations adopted from time to time by the Board of Directors of the Unit Owners Association relative to the use of the Condominium, provided they are not in conflict with the Condominium Act, the Declaration or the Bylaws.

(p) “Site Plan and Floor Plans” or “Plans” means the plat of the entire Property described in this Declaration and all floor plans relative thereto, recorded simultaneously herewith or recorded subsequently pursuant to Section 20 III or Section 21 of the Condominium Act, and any updated or amended Site Plan or Floor Plans required under any Amendment to this Declaration.

(q) “Termination Date” means the expiration date of the base term of the Sublease, or the expiration date of any extended term or additional term thereof; or the expiration date of any successor lease; or such other date as the Sublease may actually terminate by agreement or otherwise.

(r) “Unit” means a Unit as defined by the Condominium Act which is bounded and described as shown on the Plans and as described in ARTICLE II (d) below.

(s) “Unit Owners Association” or “Association” means all of the Owners acting as a group in accordance with this Declaration and/or the Bylaws.

(t) “Unrestricted Common Area” means all Common Area other than any Limited Common Area.

ARTICLE II

STATUTORY REQUIREMENTS

The following information is provided pursuant to the provisions of Section 16 of the Condominium Act:

(a) Name. The name of the Condominium is the “200/180 INTERNATIONAL DRIVE CONDOMINIUM”.

(b) Location. The Condominium is located at 200/180 International Drive, Pease International Tradeport in the City of Portsmouth, Rockingham County, New Hampshire.

(c) Description of Land. A legal description by metes and bounds of the Land submitted to the Condominium is contained in Exhibit A hereto.

(d) Description of Units.

(i) Building. The Condominium initially includes one building known as Unit #1, which has been constructed on the Land. The location and dimensions of the initial Building are as shown on the Plans.

(ii) Unit. The initial Unit and each Unit subsequently created shall be held as a leasehold condominium unit and may be retained, occupied, conveyed, transferred, encumbered, inherited or devised in the same manner as any other parcel of real property independent of any other Unit, subject to the terms of the Lease and the provisions of this Declaration. Exhibit C hereto (as amended from time to time) shall include a list of the existing Units, the identifying number and Unit designation.

(iii) Unit Boundaries. The Boundaries of the initial Unit created pursuant to this Declaration and the boundaries of Unit #2 once constructed shall consist of:

(a) Upper and Lower Horizontal Boundaries: The upper and lower boundaries shall be the following boundaries extended to an intersection with the vertical boundaries:

(x) Upper Boundary: The horizontal plane of the roof’s uppermost surface (including the uppermost surface of the fixtures attached thereto);

(y) Lower Boundary: The horizontal plane of the lowermost surface of the concrete slab beneath the Building immediately above the surface of the Land.

(b) Vertical Boundaries: The vertical boundaries of the initial Unit shall be the vertical plane along the outermost exterior finished surface of the outside walls or other features (including all windows, doors, canopies, columns, projections, overhangs and the like).

(e) Description of Common Area

(i) The Common Area consists of all areas and improvements that are not included within or defined as part of the Units, including, without limitation, the entrance road as shown on the Plans, the water supply, sewage disposal, electrical, telephone and any of the utility systems serving the Condominium to the extent that such systems are located within the Property and are not owned by the supplier of the utility service (excluding, however, any portions thereof contained within and serving a single Unit). Common Area shall also include all other parts of the Condominium, including personal property acquired by the Association, necessary or convenient to its existence, maintenance and safety or normally in common use, and including any easements serving the Property, but excluding easements contained within a Unit or Limited Common Area exclusively reserved for a particular Unit.

Description of Limited Common Areas

(ii) The Limited Common Areas shall consist of all portions of the Common Areas identified and designated as Limited Common Areas on the Plans with respect to Unit #1 as described in Exhibit A-1, and shall include without limitation the land area within each Limited Common Area which includes the parking area, sidewalks, landscaping, electrical, telephone, utilities, sewer or other improvements or facilities servicing the Building or Unit to which the Limited Common Area is appurtenant. The allocation of the Limited Common Area to each Building or Unit cannot be altered without the consent of all Unit owners or lessees of a Unit to which the Limited Common Area is appurtenant. The Declarant reserves the right to declare additional Limited Common Areas within the Convertible Land appurtenant to any units or buildings declared with the Convertible Land which Limited Common Area shall be delineated on an updated Site Plan and described in the Amendment(s) which declares the additional Unit(s) and additional Limited Common Areas within the Convertible Land.

(iii) Use and Maintenance. The use of the Common Area shall be limited to the Owners and to their tenants and to their respective guests, employees, invitees and licensees. The use of each Limited Common Area shall be further restricted to the Owner of the Unit to which it is appurtenant, to its tenants and to its guests, invitees and licensees. The use, including the maintenance, repair and replacement of any Limited Common Area shall be the responsibility of the owner of the Unit to which the Limited Common Area has been assigned, and is appurtenant to the Limited Common Area and all costs related thereto shall be borne by that Unit Owner.

(f) Statement of Purpose and Restriction on Use. The use and occupancy of each of the Units shall be subject to the following restrictions:

(i) No Unit shall be used for residential purposes.

(ii) The uses of each Unit shall be as allowed under the Lease. No Unit shall be used for any other purpose, unless expressly permitted by the terms of this Declaration or the Bylaws or the Rules; provided, however, that notwithstanding the foregoing, nothing in this Declaration or the Bylaws shall be construed to prohibit the Declarant from exercising any easements reserved by the Declarant pursuant to this Declaration for purposes including promotional, marketing or display, from using any appropriate portion of the Unrestricted Common Area for exercising these reserved rights, or from leasing Units owned by the Declarant as provided for in this Declaration.

(iii) Nothing shall be done or kept in any Unit or in the Common Area which will violate any term or provision of the Lease. No Unit Owner shall permit anything to be done or kept in its Unit or in Common Area which will result in the cancellation of the Lease or of any insurance policy on the Property or any part thereof, or which would be in violation of any law, ordinance, regulation, or administrative ruling. No waste will be committed on the Common Area.

(iv) No Unit shall be used so as to create a nuisance or an unreasonable interference with the peaceful possession and occupation or proper use of any other Unit or the Unrestricted Common Area or the Limited Common Area appurtenant to any other Unit.

(v) No Owner or occupant of any Unit shall carry on, or permit to be carried on, any practice which unreasonably interferes with the quiet enjoyment and proper use of another Unit, the Limited Common Area appurtenant to such Unit or the Unrestricted Common Area by the Owner or occupant of any other Unit, or which creates a result in hazard or nuisance on the Property.

(vi) No Unit shall be used for any purpose or in any manner which would violate the Lease between the Declarant and the PDA or be in violation of any federal, state or municipal law or regulation or which is inconsistent with the Certificate of Occupancy issued by the City of Portsmouth for such Unit.

The above sub-paragraphs (iv) and (v) shall not apply to Unit #2 or to any Unit which consists of an entire building and that is leased to any third party. In such cases the restrictions on use shall be as specified in the lease between the Owner of that Unit and the lessee of that Unit.

(g) Lease of Units Owned by Declarant. The Declarant retains and reserves the right, free and clear and not subject to the restrictions contained in the foregoing sections, but subject to the terms and provisions of the Lease, to enter into leases with any persons for the occupancy of any of the Units owned by the Declarant.

(h) Leasehold Condominium. The Condominium is a leasehold Condominium subject to the Sublease. The Sublease is due to expire January 8, 2032, with the right of the

Sublessee to renew the lease for five additional 5 year periods. No Unit Owner will own any unit or land in fee simple and no Unit Owner shall have the right to remove any improvements after the expiration of the term of the Sublease, and no Unit Owner shall have a right to redeem the reversionary interest in the land.

(i) “Lease Payments” The Owner of Unit #1 shall be initially responsible for the payment of all rent and other payments due under the Lease. Upon the completion of Unit #2, and any additional Unit, the owner of Unit #1 and Unit #2, and any additional Units shall be responsible for their share of the rent and other payments due under the Lease based upon their respective interests in the Common Areas, as set forth under ARTICLE III of this Declaration. In the event that any Building shall become a multi unit building, each Unit owner therein shall be responsible for their respective share of the rent and other payments based on their respective interests in the Common Areas as set forth in ARTICLE III. All such payments shall be made through the Association which shall be responsible for the payment and collection of the Lease Payments.

(j) Development Plan

The Condominium shall initially consist of one Unit, known as the 200 International Drive building (Unit #1).

The Declarant intends to construct a second Building (Unit #2) and to assign Limited Common Area for such building Unit, within the Convertible Land to be completed within approximately one year from the date hereof, and to amend this Declaration and Site Plans to include that second Building as Unit #2.

For the purposes of the Condominium Act, the Site Plan shall serve as the Floor Plan for Unit #1.

Upon the completion of Unit #2 or any future Building or addition to any Building, the Declarant shall record an As Built Site Plan and Floor Plan depicting the location of and dimensions of the Building or addition, including the elevations of the Building or addition, and any Limited Common Area appurtenant to such building or addition and all such plans shall contain the certification of an architect or engineer which shall comply with the provisions of the Condominium Act.

The Declarant shall also record an Amendment to the Declaration, declaring Unit #2 and its Limited Common Area.

For the purposes of mortgage financing, the Declarant is authorized to subject Unit #1 to a mortgage and subject the portion of the Convertible Land to be used with Unit #2 a separate construction mortgage. Upon the completion of Unit #2, the Declarant is authorized to subject Unit #2 to a separate mortgage leaving the then remaining Convertible Land available for further development and the creation of one (1) or more additional Units.

(k) Declarant’s Rights to Convert and Subdivide Units.

The Declarant may determine to convert any Unit into multiple Units. Therefore,

pursuant to Sections 23 and 32, of the Condominium Act but subject to the terms of any lease of an entire Building Unit, the Declarant hereby reserves the right, at any time, and from time to time to subdivide any Unit and to convert any Unit into additional Units, so long as the Declarant shall own such Unit or subdivided Unit. The Declarant may at any time assign, transfer or convey any or all of its reserved rights under this Section (j) to any one or more assignees or successors of the Declarant. The Declarant’s rights to convert or subdivide shall include the right to reconfigure interior layouts, remove walls and partitions, designate and assign Limited Common Areas.

The rights reserved in this Section (j) with respect to the subdivision of Units shall inure to the benefit of the Owners of any Units created by the subdivision of said Unit, and said resulting Units may subsequently be subdivided by the Owner or Owners thereof. Any Unit resulting from the subdivision of any Unit may also be subsequently subdivided pursuant to the provisions of Section 32 of the Condominium Act. Any such subdivision of Units shall be completed by the recording of an amendment to this Declaration as provided in Section 24 or Section 32 of the Condominium Act, whichever is applicable, without the consent of any other Unit Owner or Mortgagee, and, by the acceptance of a unit deed, each Unit Owner expressly and irrevocably authorizes any such amendment. Any such amendment shall include a revised Exhibit C, re-allocating the percentage interest assigned to the newly created Units according to their respective square foot area as provided in ARTICLE III.

ARTICLE III

PERCENTAGE OF UNDIVIDED INTEREST IN THE

COMMON AREAS AND FACILITIES

(a) Each Unit, which consists of an entire building, shall have an undivided interest in the Unrestricted Common Areas (other than the Limited Common Areas appurtenant to each Unit), based upon the following fraction.

Actual square footage of each Building

calculated using Measurement Method

Actual square footage of all Buildings

calculated using the Measurement Method

The Measurement Method shall mean the gross floor area of the Building, including interior partitions measured from the inside face of the exterior walls of the Building, but excluding any warehouse space, the area of the exterior walls, exterior columns, overhangs, landscaping, sidewalks, paving, exterior staircases, patios and all other exterior floor area of the Building.

(b) Unit area of the Building which shall not consist of the entire Building but which shall be part of a Building, shall have an undivided interest in the common areas and facilities allocated to such Building based upon the following fraction:

Interior square Feet of Each Unit

Total number of interior square feet of all Units in the building

Using the Measurement Method

ARTICLE IV

CONVERTIBLE LAND PROVISIONS

The Declarant hereby expressly reserves the right, to be exercised in its sole discretion, to convert all or a portion of the Convertible Land from time to time, which right shall be effected by the recording of a site plan in accordance with Section 20 (iii) of the Condominium Act and an amendment to this Declaration executed by the Declarant in the manner provided for herein, adding the Convertible Land or the applicable portion thereof to the Submitted Land, and which rights shall be subject to the following:

(a) Limitations on Option. There are no limitations on the option to convert the Convertible Land except as provided in this ARTICLE IV or in the Condominium Act. No consent of any Unit Owner or mortgagee of a Unit Owner shall be required in connection with the exercise of such option by Declarant.

(b) Time Limit. The option to convert the Convertible Land shall expire on the fifth (5th) anniversary of the recording of this Declaration or at such prior time as the Declarant shall record an amendment hereto expressly termination such option.

(c) Legal Description. A legal description by metes and bounds of the Convertible Land is set forth on Exhibit A-2 hereto.

(d) Portions of Convertible Land. If only a portion of the Convertible Land is converted, there is no requirement that all of it or any particular portion be converted and there are no limitations as to what portions may be converted.

(e) Portions at Different Times. Portions of the Convertible Land may be converted at different times in any order, subject only to the limitations provided in this ARTICLE IV or in the Condominium Act. At the time that any such portion is converted, the boundaries of such portions shall be fixed by a legal description setting forth the metes and bounds thereof. There are no other limitations as to what portions may be converted or concerning the fixing of boundaries of those portions.

(f) Location of Improvements. The Declarant makes no assurances as to the location of any improvements that may be made on any portion of the Convertible Land.

(g) Maximum Number of Units. A maximum of fifty (50) additional Units may be created within the Convertible Land.

(h) Use Restriction. All Units created on the Convertible Land shall be restricted to the uses permitted pursuant to this Declaration.

(i) Compatibility. Any structure erected on any portion of the Convertible Land submitted to the condominium will be compatible with structures serving a like purpose on the submitted land in terms of quality of construction, the principal materials to be used and the architectural style except that an additional Unit style or type may be utilized.

(j) Other Improvements. No assurances are made with regard to other improvements which may be created on any portion of the Convertible Land.

(k) Limited Common Area. The Declarant shall have the right, exercisable in its discretion, to create Limited Common Area within any portion of the Convertible Land, and to designate Common Area therein which may subsequently be assigned as Limited Common Area.

(l) Percentage Interest. The allocation of Percentage Interest in the Convertible Land shall be calculated in accordance with ARTICLE III of this Declaration.

ARTICLE V

EASEMENTS — MULTI UNIT BUILDINGS

(a) Easements for Structural Encroachments. None of the rights and obligations of the Owners created herein or in any deed conveying a Unit from the Declarant to a purchaser thereof, shall be altered in any way by encroachments as a result of construction of any structures or due to settling for the maintenance of such encroachments so long as they shall exist; provided, however, that in no event shall a valid easement for encroachment be created in favor of an Owner or Owners if such encroachment occurred due to the willful conduct of such Owner or Owners.

(b) Pipes, Ducts, Cables, Wires, Conduits, Public Utility Lines and Other Common Area Located Inside of Units; Support. Each Unit Owner shall within a multi unit building have an easement in common with the Owners of all other Units in such multi-unit Building to use all pipes, ducts, cables, wires, conduits, public utility lines and other Common Area located in any of the other Units and serving his Unit. Each such Unit shall be subject to an easement in favor of the Owners of all other Units in such multi-unit Building to use the pipes, ducts, cables, wires, conduits, public utility lines and other Common Area serving such other Units and located in such Unit. The Board of Directors shall have a right of access into each Unit to inspect such Unit, to remove violations and to maintain, repair or replace the Unrestricted Common Area appurtenant thereto.

ARTICLE VI

OWNERS SUBJECT TO DECLARATION,

BYLAWS, RULES AND THE LEASE

(a) Declaration, Bylaws and Lease. All present and future Owners, tenants or occupants of a Unit or any other person who might use the facilities of the Property in any manner, are subject to the provisions of this Declaration, the Bylaws, the Rules and the Lease. The acceptance or entering into occupancy of any Unit shall constitute an agreement that the provisions of this Declaration, the Bylaws and the Rules, as they may be lawfully amended from time to time, and the Lease, are accepted and ratified by such Owner, tenant or occupant, and all of such provisions shall be deemed and taken to be enforceable servitudes and covenants running with the Land and shall bind any person having at any time any interest or estate in such Unit, as though such provisions were recited and stipulated at length in each and every deed of conveyance or lease thereof.

(b) Condominium Subject to Easements for Ingress and Egress, Parking and Use. Subject to the provisions of this Declaration, the Bylaws and the Condominium Act, each Unit Owner shall have an easement in common with the other Unit Owners for ingress and egress through and use and enjoyment of all Unrestricted Common Areas but not the Limited Common Areas except in multi unit buildings containing Limited Common Areas within the building or appurtenant to the building which serve as access to any unit within such multi-unit Building, including, without limitation, an easement for parking in designated parking if any within the Unrestricted Common area, (but not the parking designated as Limited Common Area. Each Unit shall be subject to an easement for ingress and egress through and use and enjoyment of all Unrestricted Common Area by persons lawfully using or entitled to the same.

(c) Reservation of Utility Easements. The Declarant reserves on behalf of itself, its successors and assigns, perpetual easements for the installation, construction, reconstruction, maintenance, repair, operation and inspection of all utility services necessary or desirable in connection with the operation of the Condominium, including water, sewage disposal, telephone, gas, and electrical systems, all for the benefit of the Owners of the Condominium, which reservation includes the right to convey such easements directly to suppliers and distributors of such utility easements. This reservation shall only apply to Unrestricted Common Areas and shall not be applicable to Units or Limited Common Areas without the consent of the owner of the Unit to which the Limited Common Area has been assigned.

ARTICLE VII

MAINTENANCE, ALTERATION AND IMPROVEMENT

The responsibility for the maintenance of the Condominium Property, and restrictions upon the alteration and improvements thereof shall be as follows:

(a) By the Association. The Association shall maintain, repair and replace:

(i) All portions of the Unrestricted Common Area, not included within a Unit. All such repair shall be at the Association’s expense except as hereinafter set forth.

(ii) All conduits, ducts, plumbing, wiring and other facilities for the furnishing of utility services which are maintained by the Association, and all such facilities contained within a Unit which service part or parts of the Condominium other than the Unit within which contained.

(iii) All incidental damage caused to a Unit by such work shall be promptly repaired at the expense of the Association.

(b) By the Unit Owner. The responsibility of the Unit Owner shall be as follows:

(i) To maintain, repair and replace at its expense all portions of its Unit together with the Limited Common Area appurtenant thereto and to repair windows, exterior doors, and any other property damaged or destroyed through the acts of the Unit Owner. Such shall be done without disturbing the rights of other Unit Owners, if any.

(ii) To promptly report to the Association any defect or need for repairs the responsibility for the remedying of which is that of the Association.

(iii) To provide access at all reasonable times to the Condominium Association or its duly authorized agent for the purposes of maintaining and/or repairing Common Areas.

(c) Unit, Alteration and Its Improvement. Each Unit Owner shall have the right to make any alterations to their Unit and the Limited Common Areas appurtenant thereto or remove any portion thereof, or make any additions thereto, without obtaining the approval of the other Unit Owners or the approval of the Board of Directors of the Association. A copy of plans for all such work prepared by an architect licensed to practice in this State shall be filed with the Association prior to the start of the work. Provided however, that a lessee of a single unit building shall have such rights to alter or add to its unit or appurtenant Limited Common Area as shall be provided in the lessee’s lease, without the consent of the other Unit Owners or the Association.

(d) Common Areas and Limited Common Areas; Alteration and Improvements. After completion of the improvements included in the Common Areas as defined under ARTICLE II, Section (e) which are contemplated by this Declaration, there shall be no alteration nor further improvement of the Unrestricted Common Areas without prior approval in writing by the Unit Owners holding a majority of the undivided interests in the Common Area.

ARTICLE VIII

ASSESSMENTS

The making and collection of assessments against the Unit Owners for common expenses shall be pursuant to the Bylaws and subject to the following provisions:

(a) Common Expenses. Each Unit Owner (but not any Lessee of a unit unless specified in the Lease for such unit), shall be liable for a proportionate share of the common expenses and shall share in the common surplus, such shares being the same as the undivided share in the Common Area which is appurtenant to the Unit owned by it.

(b) Interest; Application of Payments. Assessments and installments paid on or before ten (10) days after the date when due shall not bear interest, but all sums not paid on or before ten (10) days after the date when due, shall bear interest at the rate of one and one-half (1.5%) percent per month (18% per annum) from the date when due until paid. All payments upon account shall be first applied to interest and then to the assessment.

(c) Lien for Assessment. The lien for unpaid assessments as provided in Section 46 of the Condominium Act shall also secure reasonable attorney’s fees incurred by the Association incident to the collection of such assessment in the enforcement of such lien.

ARTICLE IX

ASSOCIATION

The operation of the Condominium Association shall be by an unincorporated association which shall be organized and shall fulfill its functions pursuant to the following provisions:

(a) Name. The name of the Association shall be “200/180 International Drive Condominium Association.”

(b) The Association. The Association shall have all of the powers and duties as set forth in The Condominium Act except as limited by this Declaration and Bylaws, and all of the powers and duties reasonably necessary to operate the Condominium as set forth in this Declaration and Bylaws and as they may be amended from time to time. Provided, however, the power of the Association acting through its Board of Directors, to purchase a Unit of the Condominium shall be limited to the purchase at involuntary sales and foreclosures of Units for unpaid assessments for common expenses at which sale the Association shall bid no more than prior recorded liens and encumbrances, plus the amount secured by its lien, or such other amount as may be required under any applicable law or New Hampshire Supreme Court decisions.

(c) Membership in the Association.

(i) Qualification. The members of the Association shall consist of all the record owners of the Units.

(ii) Change of Membership. Change of membership in the Association shall be established by recording in the Registry, a deed establishing record title to a Unit in the Condominium. The buyer shall deliver to the Board of Directors of the Association a photocopy of the deed showing the book, page and time of the recording of the deed in the Registry. The Board of Directors shall keep such photocopy on file as evidence of the grantee’s membership in the Association for all purposes, rights, and obligations as set forth in this Declaration and Bylaws. The Owner designated by such instrument shall thereby become a member of the Association. At such time, the membership of the prior Owner shall be thereby terminated.

(iii) Voting Rights. A Unit Owner or Owners, including the Owners of subdivided Units, shall be entitled to cast a vote per Unit and the weight of such voted shall be calculated based upon the percentage interest of the Unit Owner in the Common Areas as described under ARTICLE III. In the event that there is more than one record Owner of any Unit, any of such persons may attend any meeting of the Association, but it shall be necessary for those present to act unanimously in order to cast the vote to which they are entitled. The Declarant shall be entitled to vote with respect to any Unit owned by the Declarant.

(iv) Restraint Upon Assignment of Shares in the Association. The share of a member in the funds and assets of the Association cannot be assigned, hypothecated or transferred in any manner except as an appurtenance to its Unit.

(d) Board of Directors. The affairs of the Association shall be conducted by a Board of Directors who shall be designated in the manner provided in the Bylaws.

(e) Indemnification. Every director and every officer of the Association shall be indemnified by the Association against all expenses and liabilities, including counsel fees, reasonably incurred or imposed upon him in connection with any proceeding to which he may be a party or in which he may become involved, by reason of his being or having been a director or officer of the Association, or any settlement thereof, whether or not he is a director or officer at such time the expenses are incurred, except in such cases wherein the director or officer is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being in the best interest of the Association. The foregoing rights of indemnification shall be in addition to and not exclusive of all other rights to which such director or officer may be entitled.

(f) Limitation Upon Liability of the Association. Notwithstanding the duty of the Association to maintain and repair parts of the Condominium Property, the Association shall not be liable to any person other than the PDA for injury or damage, other than the cost of maintenance and repair, caused by any latent condition of the Property to be maintained and repaired by the Association.

(g) Bylaws. The Bylaws of the Association shall be in the form attached hereto as Exhibit B.

(h) Property and Trust. All funds and title to all properties acquired by the Association and the proceeds thereof shall be held in trust for the membership in accordance with the provisions of this Declaration and the Bylaws.

ARTICLE X

RECONSTRUCTION OR REPAIR OF THE UNITS AND COMMON AREAS AFTER

CASUALTY AND VOTING REQUIREMENTS IN THE EVENT OF DAMAGE OR

DESTRUCTION.

(a) Reconstruction or Repair. If any of the Unrestricted Common Area shall be damaged by casualty, the damaged property shall be reconstructed or repaired subject to the provisions of this Declaration and the Lease.

(b) Plans and Specifications. Any reconstruction or repair of a Unit must be substantially in accordance with the plans and specifications for the original Unit in regard to exterior appearance, size, dimensions, and all portions of Common Areas shall be substantially restored to the condition existing immediately prior to such damage or destruction; if not then according to plans and specifications approved by the Board of Directors of the Association and the PDA.

(c) Responsibility. If the damage is only to those parts of a Unit or Limited Common Area for which the responsibility of maintenance and repair is that of the Unit Owner, then the Unit Owner shall be responsible for and pay the cost of such reconstruction and repair after casualty (with proceeds of insurance made available by the Association and from its own funds). In all other instances, the responsibility and cost of such reconstruction and repair after casualty shall be that of the Association.

(d) Estimate of Costs. Immediately after determination to rebuild or repair damaged property for which the Association has the responsibility of reconstruction and repair, the Association shall obtain reliable and detailed estimates of the cost to rebuild or repair.

(e) Assessments. If the proceeds of insurance are not sufficient to defray the estimated cost of reconstruction and repair of the Unrestricted Common Area, or upon completion of reconstruction and repair, the funds for the payment of the cost thereof are insufficient, assessments shall be made against all Unit Owners in sufficient amount to provide funds for the payment of such cost. Such assessments on account of damage to Unrestricted Common Areas shall be in proportion to the Owner’s share of the Unrestricted Common Areas.

(f) Construction Funds. The funds for payment of costs of reconstruction and repair for which the Association has responsibility after casualty, which shall consist of proceeds of insurance held by the Association or by the Insurance Trustee appointed by the Association and funds collected by the association from assessments against Unit Owners shall be disbursed in payment of such costs in the manner provided for in the Lease or, at the election of the PDA, in the following manner:

(i) If the insurance proceeds and the total assessments made by the Association in order to provide funds for payment of costs of reconstruction and repair which is the responsibility of the Association is more than Ten Thousand ($10,000.00) Dollars, then the sum shall be paid by the Association to an individual in trust, and that individual shall be appointed by the Association for this specific purpose and shall be known as the “Insurance Trustee.” In all other cases, the Association shall hold the sums paid upon such assessments and disburse the same in payment of costs of reconstruction and repair.

(ii) The proceeds of insurance collected on account of casualty and the sums collected from Unit Owners as assessments on account of casualty shall constitute a construction fund from which the Association of the Insurance Trustee, as the case may be, shall disburse in payment for costs of reconstruction or repair in the following manner:

A. The portion of insurance proceeds representing damage for which the responsibility of reconstruction and repair lies with a Unit Owner shall be paid by the Association or the Insurance Trustee, as the case may be, to the Unit Owner, or if there is a mortgagee endorsement as to that Unit, then to the Unit Owner and the mortgagee, jointly.

B. If the amount of the estimated costs of reconstruction and repair which is the responsibility of the Association is less than Ten Thousand ($10,000.00) Dollars, then the construction fund shall be disbursed in payment of such costs upon the order of the Association; provided, however, that upon request by a mortgagee which is the loss payee of an insurance policy, the proceeds of which are included in the construction fund, such funds shall be disbursed in the manner hereinafter provided for the reconstruction and repair of damage in excess of Ten Thousand ($10,000.00) Dollars.

C. If the amount of the estimated costs of reconstruction and repair which is the responsibility of the Association is more than Ten Thousand ($10,000.00) Dollars, then the construction fund shall be disbursed by the Insurance Trustee in payment of such costs in the manner required by the Board of Directors of the Association and upon approval of an architect qualified to practice in the State of New Hampshire and employed by the Association to supervise the work and upon approval of any mortgagee requesting notice of such payments.

D. Surplus. It shall be presumed that the first moneys distributed in payment of the costs of reconstruction and repair shall be from the insurance proceeds. If there is a balance in the construction fund after payment of all costs of reconstruction and repair for which the fund was established, such balance shall be distributed to the beneficial owners of the funds in the proportion in which they contributed or distributed as provided under the insurance policy, contract or insurance company directive.

E. Certificate. Notwithstanding the provisions herein, the Insurance Trustee shall not be required to determine whether or not sums paid by the Unit Owners upon assessment shall be deposited by the Association with the Insurance Trustee, nor to determine whether disbursements from the construction fund are to be upon the order of the Association or an architect or otherwise, nor to determine whether a disbursement is to be made from the construction fund nor to determine the payee nor the amount to be paid, nor to determine whether surplus funds to be distributed are less than the assessment paid by the Owner. Instead, the Insurance Trustee may rely upon a certificate of the Association made by its president and secretary as to any or all such matters and stating the payee and the amount to be paid; provided, that when a mortgagee is herein required to be named as payee, the Insurance Trustee shall also name the mortgagee as payee; and further provided that when the Association, or a mortgage which is the loss payee of an insurance policy, the proceeds of which are included in the construction fund, so requires, the approval of an architect named by the Association shall be first obtained by the Association.

ARTICLE XI

INSURANCE

Notwithstanding anything herein to the contrary, the Association and each Unit Owner shall maintain the insurance coverage’s required to be in compliance with the Lease.

(a) By The Unit Owners Association.

(i) Unless otherwise carried by the Unit Owners in the case of a single unit building, the Board of Directors of the Unit Owners’ Association shall obtain and maintain the coverage required under the Lease and such other policies as may be determined by the Board of Directors or required under Section 43 of the Condominium Act.

(ii) When any policy of insurance has been obtained by or on behalf of the Unit Owners’ Association, written notice of the obtainment thereof and of any subsequent changes therein or termination thereof shall be promptly furnished to each Unit Owner by the officer required to send notices of meetings of the Unit Owners’ Association. Such notices shall be sent in accordance with the provisions of Section 37 of the Condominium Act.

(iii) All policies shall be written with a company licensed to do business in the State of New Hampshire.

(iv) Premiums upon insurance policies purchased by the Board of Directors of the Association shall be paid by the Association as a common expense.

(v) Exclusive authority to adjust losses under policies hereafter enforced shall be vested in the Board of Directors or its authorized representative.

(vi) In no event shall the insurance coverage obtained and maintained by the Board of Directors hereunder, be brought into contribution with insurance purchased by individual Owners for their mortgage.

(b) By the Unit Owner.

(i) Single Unit Buildings. Each owner of a single unit building shall carry such casualty insurance, public liability insurance and such other insurance required to be carried by such Unit Owner pursuant to the terms of the Lease for such Unit.

(ii) Multi Unit Buildings. Each Unit Owner shall obtain and maintain the insurance coverage required by the Bylaws and may obtain additional insurance at his own expense from the company issuing the Master Policy; provided, however, that no Unit Owner shall be entitled to exercise its right to maintain insurance coverages in such a way as to decrease the amount which the Board of Directors, on behalf of all of the Owners may realize under any insurance policy which the Board of Directors may have in force on the Condominium at any particular time.

(iii) Each Unit Owner shall maintain his own insurance policy for his own benefit and at his own expense insuring all personal property located in the Unit or any Limited Common Area, any floor coverings, free-standing appliances and other personal property not covered in the Master Policy, and all improvements to the Unit which exceed a total value of One Thousand ($1,000.00) Dollars and which are not reported to the Board of Directors.

(iv) Except in the case of single unit buildings, each Owner shall be required to notify the Board of Directors of all improvements made by the Owner to his Unit, the value of which is in excess of One Thousand ($1,000.00) Dollars.

(v) Any Owner who obtains an individual insurance policy covering any portion of the project other than personal property belonging to such Owner, shall be required to file (x) the original of such policy with the PDA as required by Section 7.2 of the Lease and (y) a copy of such policy or policies with the Board of Directors within thirty (30) days of the issuance of such insurance.

(vi) The Board of Directors shall be required to make every effort to secure insurance policies that will provide for the following:

A. A waiver of subrogation by the insurer as to any claims against the Board of Directors, the Owners and their respective employees, agents and guests;

B. The Master Policy on the Condominium shall not be canceled, invalidated, or suspended on account of the conduct of any one or more Unit Owners;

C. The Master Policy on the Condominium shall not be canceled, invalidated, or suspended on account of the conduct of any officer or employee of the Board of Directors without a prior demand in writing that the Board of Directors cure the defect;

D. That any “no other insurance” clause in the Master Policy exclude Unit Owners’ policies from consideration.

(vii) The annual insurance review which the Board of Directors is required to conduct as provided in the Bylaws shall include an appraisal of the improvements in the Condominium by a representative of the insurance agent writing the Master Policy.

ARTICLE XII

EMINENT DOMAIN

(a) If all or any portion of any Unit or all of any portion of the Common Area is taken by eminent domain, the award therefore shall be allocated to the PDA and to the Unit Owners in proportion to their respective undivided interests in the Common Area, as provided in Article 16A of the Lease.

(b) If one or more Units are taken by eminent domain, the undivided interest in the Common Area appertaining to any such Unit shall thenceforth appertain to the remaining Units, being allocated to them in proportion to their respective undivided interest in the Common Area. The court shall enter a decree reflecting the reallocation of undivided interests produced thereby, and the award shall include, without limitation, just compensation to the Unit Owner of any Unit taken for its undivided interest in the Common Area as well as for its Unit.

(c) If portions of any Unit are taken by eminent domain, the court shall determine the fair market value of the portions of such Unit not taken and the undivided interest in the

Common Area appertaining to any such Units shall be reduced, in the case of each such Unit, in proportion to the diminution in the fair market value of such Unit resulting from the taking. The portions of undivided interest in the Common Area thereby divested from the Unit Owners of any such Units shall be reallocated among those Units and the other Units in the Condominium in proportion to their respective undivided interests in the Common Area, with any Units partially taken participating in such reallocation on the basis of their undivided interest as reduced in accordance with the preceding sentence. The court shall enter a decree reflecting the reallocation of undivided interests produced thereby, and the award shall include, without limitation, just compensation to the Unit Owner of any Unit partially taken for that portion of its undivided interest in the Common Area divested from him by operation of the first sentence of this paragraph and not re-vested in him as well as for that portion of its Unit taken by eminent domain.

(d) If, however, the taking of a portion of any Unit makes it impractical to use the remaining portion of that Unit for any lawful purpose permitted by the Condominium Instruments, then the entire undivided interest in the Common Area appertaining to that Unit shall thenceforth appertain to the remaining Units, being allocated to them in proportion to their respective undivided interests in the Common Area, and the remaining portion of that Unit shall thenceforth be Common Area. The court shall enter a decree reflecting the reallocation of undivided interests produced thereby, and the award shall include, without limitation, just compensation to the Unit Owner of such Unit for its entire undivided interest in the Common Area and for its entire Unit.

(e) Votes in the Association, rights to future common profits, and liabilities for future common expenses not specially assessed, appertaining to any Unit or Units taken or partially taken by eminent domain, shall thenceforth appertain to the remaining Units, being allocated to them in proportion to their relative voting strength in the Association, with any Units partially taken participating in such reallocation as though their voting strength in the Association has been reduced in proportion to their reduction in their undivided interests in the Common Area, and the decree of the court shall provide accordingly.

(f) The decree of the court shall be recorded in the Rockingham County Registry of Deeds.

ARTICLE XIII

APPOINTMENT OF ATTORNEY-IN-FACT

In the event of damage to any portion of the Condominium, or condemnation of all or any portion of the Condominium, or termination of the Condominium, the Association is hereby irrevocably appointed attorney-in-fact for each Owner and for each mortgagee in respect of a Unit and for each Owner of any other interests in the Condominium to settle or litigate all claims arising under or out of any master casualty policy of insurance or otherwise resulting from such damage, and to execute and deliver releases upon the payment of claims; to settle or litigate all claims for casualty and condemnation to Unrestricted Common Areas but not to the single unit building(s) or Limited Common Areas assigned to any such Unit, arising in connection with such condemnation, and to execute and deliver releases upon the payment of such claims; and, in the event of termination, to settle or litigate all claims by or against the Association, liquidate all assets of the Association, and distribute the assets to Unit Owners or otherwise as required by the Condominium Act or other applicable law. The proceeds of insurance or a condemnation award shall be payable and shall be paid to the Association as trustee for the benefit of the Unit Owners and any mortgagees as their respective interests may appear. The procedure for reconstruction and repair in the event of a casualty is set forth in the Bylaws.

ARTICLE XIV

AMENDMENTS

This Declaration may be amended by an instrument in writing signed, acknowledged and recorded as provided in Section 34 of the Condominium Act, and such amendment shall be effective upon recording in the Rockingham County Registry of Deeds, subject to the following:

(a) Notice. Notice of the subject matter of a proposed amendment shall be included in the notice of any meeting at which the proposed amendment is to be considered.

(b) Pro Viso. This Declaration shall not be amended or modified in any respect without the prior written consent of the PDA. No amendment shall discriminate against any Unit Owner or against any Unit or class or group of Units unless the Unit Owners affected shall consent; and no amendment shall change any Unit or the share of the Common Areas appurtenant to it, or increase an Owner’s share in the Common Areas, unless all the record Owners of the Units concerned, and all eligible mortgagees thereon, shall consent to or join in, the execution of the amendment; provided, however, anyone dealing with the Association or attempting to establish title to a particular Unit, in the absence of actual knowledge of discrimination on the part of the Association of Unit Owners may conclusively rely upon the validity and legality of any amendment to this Declaration recorded in the Rockingham County Registry of Deeds if such amendment is signed, acknowledged and recorded in compliance with the Act. Neither shall any amendment of this Declaration make any change in any of the insurance requirements contained in Section 11 or any of the repair responsibilities contained in Section 10, unless all the Owners and all Eligible Mortgagees shall consent to or join in the execution of the amendment.

ARTICLE XV

MISCELLANEOUS

(a) No Partition. There shall be no judicial partition of the Condominium or any part thereof, nor shall the Declarant or any person acquiring any interest in the Condominium or any part thereof seek any judicial partition, until the happening of the conditions set forth in this Declaration in the case of damage or destruction or unless the property has been removed from the provisions of The Condominium Act as provided in Section 33 or 34 of the Condominium Act; provided, however, that if any Unit shall be owned by two or more co-tenants as tenants in common or as joint tenants, nothing herein contained shall be deemed to prevent a judicial partition as between such co-tenants. Such partition shall not effect any other Unit.

(b) Interpretation. The provisions of the Declaration shall be liberally construed in accordance with the common law and statutory law of the State of New Hampshire in order to affect its purpose of creating a uniform plan for the development and operating of a condominium project. Failure to enforce any provision hereof shall not constitute a waiver of the right to enforce said provision or any other provision hereof.

(c) Severability. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or unenforceability of any one provision or portion hereof shall not affect the validity or enforceability or any other provision hereof.

(d) Conveyance of Unit. Notwithstanding anything to the contrary contained herein, any sale, assignment, conveyance or other disposition in respect of a Unit shall be subject to the terms and conditions set forth in the Lease.

ARTICLE XVI

EFFECTIVE DATE

This Declaration shall take effect upon recording.

IN WITNESS WHEREOF, this Declaration has been duly executed on behalf of the Declarant as of the 15th day of May, 2008.

200 INTERNATIONAL LIMITED PARTNERSHIP By: Its General Partner 200 INTERNATIONAL, LLC

By:	/s/ Cyrus W. Gregg
Cyrus W. Gregg, Co-Manager

By:	/s/ Daniel L. Plummer
Daniel L. Plummer, Co-Manager

STATE OF NEW HAMPSHIRE COUNTY OF ROCKINGHAM,	Dated: May 15, 2008

Personally appeared the above-named Cyrus W. Gregg, duly authorized Co- Manager of 200 International, LLC, known to me or satisfactorily proven to be the within named, and acknowledged the foregoing instrument for the purposes herein contained as his free act and deed on behalf of the General Partner of 200 International Limited Partnership.

Before me,	/s/ John J. Ryan
Notary Public/Justice of the Peace My Commission Expires:

[seal]

STATE OF NEW HAMPSHIRE COUNTY OF ROCKINGHAM,	Dated: May 15, 2008

Personally appeared the above-named Daniel L. Plummer, duly authorized Co- Manager of 200 International, LLC, known to me or satisfactorily proven to be the within named, and acknowledged the foregoing instrument for the purposes herein contained as his free act and deed on behalf of the General Partner of 200 International Limited Partnership.

Before me,	/s/ John J. Ryan
Notary Public/Justice of the Peace My Commission Expires:

[seal]

EXHIBIT A

Legal Description of the Submitted Land

A certain tract or parcel of land situated in the City of Portsmouth, County of Rockingham and State of New Hampshire, and bounded and described as follows:

Beginning at a point, at the southwesterly corner of the within described parcel, thence N 31° 30’ 06” W for a distance of 281.41 feet to a point; thence along a curve to the right with a radius of 50 feet and a length of 86.40 feet to a point; thence N 13° 18’ 31” E for a distance of 3.84 feet to a point; thence N 31° 30’ 06” W for a distance of 741.30 feet to a point; thence along a curve to the left with a radius of 50 feet, and a length of 59.74 feet to a point; thence N 31° 30’ 06” W for a distance of 93.38 feet to a point; thence N 49° 16’ 11” E for a distance of 814.18 feet to a point; thence along a curve to the right with a radius of 1550 and a length of 719.41 feet to a point; thence S 15° 13’ 55” E for a distance of 55.88 feet to a point; thence along a curve with a radius to the right of 750 feet and a length of 638.77 feet to a point; thence S 33° 34’ 20” W for a distance of 44.40 feet to a point; thence along a curve to the right with a radius of 2055 feet and a length of 356.65 feet to a point; thence S 43° 30’ 57” W for a distance of 2.41 feet to the point of beginning.

Meaning and intending to describe a 20.39 acre parcel shown on a Site Plan entitled “Condominium Site Plan/ Floor Plan Unit #1 and Convertible Land 200/180 International Drive”, recorded at the Rockingham County Registry of Deeds.

The above described premises are subject to an Access/Egress Cross Easement recorded at the Rockingham County Registry of Deeds at Book 3581, Page 9241.

EXHIBIT A-1

Legal description of Limited Common Area — Unit #1

A certain tract or parcel of land situated in the city of Portsmouth, County of Rockingham and State of New Hampshire, and bounded and described as follows:

Beginning at a point at the northwesterly corner of the above described premises, thence N 58° 29’ 54” E for a distance of 126.66 feet to a point; thence continuing N 58° 29’ 54” E for a distance of 98.41 feet to a point; thence S 88° 59’ 38” E for a distance of 84.33 feet to a point; thence S 56° 29’ 10” E for a distance of 379.13 feet to a point; thence S 31° 55’ 52” W for a distance of 24.04 feet to a point; thence S 59° 16’ 51’ E for a distance of 112.14 feet to a point; thence along a curve to the right, with a radius of 750 feet and a length of 164 feet; thence S 33° 34’ 20” W for a distance of 44.90 feet to a point; thence along a curve with a radius of 2055 feet and a length of 356.65 feet to a point; thence S 43° 30’ 57” W for a distance of 2.41 feet to a point; thence N 31° 30’ 06” W for a distance of 281.41 feet to a point; thence along a curve to the right with a radius of 50 feet and a length of 86.40 feet to a point; thence N 13° 18’ 31” E for a distance of 3.84 feet to a point; thence N 31° 30’ 66” W for a distance of 369.61 feet, to the point of beginning.

Meaning and intending to describe the Limited Common Area boundary line within which are located to limited common areas associated with Unit #1, as shown on a Site Plan entitled “Condominium Site Plan/Floor Plan Unit #1 and Convertible Land, 200/180 International Drive Condominium” recorded at the Rockingham County Registry of Deeds as Plan (To Be Recorded.).

EXHIBIT A-2

Legal Description of the Convertible Land

A certain tract or parcel of land situated in the City of Portsmouth, County of Rockingham and State of New Hampshire, and bounded and described as follows:

Beginning at a point at the southwesterly corner of the within described premises; thence N 31° 30’ 06” W for a distance of 371.69 feet to a point; thence along a curve to the left with a radius of 50 feet and a length of 59.74 feet to a point; thence N 31° 30’ 06” W for a distance of 93.38 feet to a point; thence N 49° 16’ 11” E for a distance of 814.18 feet to a point; thence along a curve to the right with a radius of 1550 feet and a length of 719.41 feet to a point; thence S 15° 13’ 33” E for a distance of 55.88 feet to a point; thence along a curve with a radius of 750 feet and a length of 474.76 feet to a point; thence N 59° 16’ 51” W for a distance of 112.14 feet to a point; thence N 31° 55’ 52” W for a distance of 24.04 feet to a point; thence N 56° 29’ 10” W for a distance of 379.13 feet to a point; thence N 88° 59’ 38” W for a distance of 84.33 feet to a point; thence S 58° 29’ 54” W for a distance of 98.41 feet to a point; thence S 58° 29’ 54” W for a distance of 126.66 feet to the point of beginning.

Meaning and intending to describe a 14.35 +/- acre area identified as “Convertible Land” on a plan entitled “Condominium Site Plan/Floor Plan Unit #1 and Convertible Land 200/180 International Drive”, recorded at the Rockingham County Registry of Deeds.

EXHIBIT B

BYLAWS

OF

200/180 INTERNATIONAL DRIVE

CONDOMINIUM OWNERS ASSOCIATION

1.	PURPOSE AND DEFINITIONS

a. Purpose. The administration of 200/180 International Drive Condominium (the “Condominium”) shall be governed by these By-Laws which are annexed to the Declaration of Condominium of 200/180 International Drive Condominium (the “Declaration”) and are made a part thereof.

b. Definitions. Certain of the terms used in these By-Laws have been defined in the Declaration and, when used herein, shall have the same meaning as set forth in the Declaration, unless the context clearly indicates a different meaning therefor.

c. Applicability of By-Laws. The provisions of these By-Laws are applicable to all of the property which now constitutes or hereafter may be added to the Condominium, and to the use and occupancy thereof.

2.	MEMBERS AND MEETINGS

a. Members and Voting Rights. Each unit owner (each an “Owner” and collectively the “Owners”) shall be a member of 200/180 International Drive Condominium Owner’s Association. The membership of the Association shall consist of all of the condominium Unit Owners. Each Unit Owner shall be entitled to one vote based upon the unit owner’s percentage of interest in the Common Areas, as provided in ARTICLE III of the Declaration. Lessees of single unit buildings shall have the right at their option to vote and to participate as a Unit Owner and the Lessor of such a unit shall be deemed to have assigned such owner’s voting rights, or given its proxy to such Lessee, including attending all meetings of the Association and the right to appoint someone to the Board of Directors

b. Transfer of Membership. Membership in the Association may be transferred only as an incident to the transfer of title to a Unit and shall become effective upon recordation of a deed of conveyance to the said Unit.

c. Annual Meeting. The annual meeting of the members shall be held on the first Monday of December, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

d. Special Meetings. Special meetings of the Owners may be called at any time for the purpose of considering matters which, by the terms of the Declaration, these By-Laws, or the Condominium Act, (the “Act”), require the approval of the Owners, or for any other reasonable purposes. Special meetings shall be called by the President or by a majority of the Board of Directors (sometimes referred to herein as the “Board”) upon at least three (3) days written notice prior to the date of the meeting.

e. Contents of Notice. Notices of all Owner’s meetings shall state the time and place thereof and the objects or purposes for which the meeting is called. Any such notice shall be deemed waived by any Owner who expressly waives the same in writing or who is present in person or by proxy at any such meeting.

f. Quorum. A quorum shall exist where 2/3rds of the undivided interest in the Common Areas are represented. A majority of the Owners of such interests may elect the Board of Directors, and take all other actions except where the Condominium Act requires larger majorities of the Unit Owner’s voting power.

g. Voting. At any meeting of the Association, the Owners who are in good standing shall be entitled to cast the vote for each condominium unit owned as provided in the Declaration. Any Owner may attend and vote at such meeting in person or by proxy. The provisions of Section 39 of the Condominium Act shall govern all votes (including proxy votes and the votes of units owned by more than one person) at meetings of the Association.

h. Voting Requirements. An Owner shall be deemed to be in good standing and entitled to vote at any annual meeting or at any special meeting of the Association if, and only if, he shall have fully paid all assessments made or levied and due against him and his condominium unit by the Board of Directors of the Association (hereinafter sometimes referred to as the “Board”) as herein provided, together with all interest, costs, attorney’s fees, penalties and other expenses, if any, properly chargeable to him and against his condominium unit, at least three (3) days prior to the date fixed for such annual or special meeting.

3.	BOARD OF DIRECTORS

a. Number. The Board of Directors shall consist of no fewer than one (1) member and no more than the total number of Units in the Condominium. Only Owners may be Directors.

b. Vacancies. Vacancies in the Board of Directors may be filled until the date of the next Annual Meeting by a majority vote of the remaining Directors.

c. Meetings. Regular meetings of the Board may be held at such time and place as shall be determined from time to time by a majority of the Directors. Special meetings of the Board may be called by or at the request of the president, the chairman, or any two directors. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of New Hampshire, as the place for holding any special meeting of the Board called by such person or persons.

d. Presiding Officer. The presiding officer of the Board of Directors’ meetings shall be the President of the Association. In the absence of a presiding officer, the Directors present shall designate one of their number to preside.

e. Quorum. The presence in person of a majority of the Board members will constitute a quorum for the transaction of any business. The Board members present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough members to leave less than a quorum.

f. Majority Action. Every act or decision done or made by a majority of the Board present at any meeting duly held at which a quorum is present shall be the act of the Board.

g. Consent in Writing in Lieu of Meetings. Any action by the Board required or permitted to be taken at any meeting may be taken without a meeting if all of the members of the Board consent in writing to such action. Any written consent shall be filed with the Minutes of the proceedings of the Board.

h. Terms of Office. Each Unit Owner shall name one member to the Board at the annual meeting of the unit Owners to hold office until the next annual meeting and until the appointment of his or her successor.

i. Removal from Office. Unit Owners may remove a member of the Board, for cause only, by seventy-five percent (75%) vote of the aggregate voting power of the Unit Owners. The Unit Owners shall elect a replacement member to the Board of Directors.

4.	POWERS AND DUTIES OF THE BOARD OF DIRECTORS

a. Powers and Duties of Board of Directors. The Board of Directors shall have powers and duties specifically conferred upon it by the Act, the Declaration, and these By-Laws and all other powers and duties necessary for the administration of the affairs of the Condominium. The following items shall be the powers of the Board:

i. To make and collect assessments against Unit Owners to defray the costs of the Condominium.

ii. To use the proceeds of assessments in the exercise of its powers and duties.

iii. To provide for the acquisition, construction, management, maintenance, and care of the Unrestricted Common Area, whether real or personal.

iv. To provide for the reconstruction of improvements to the Unrestricted Common Area after casualty and for the further improvement to the Unrestricted Common Area.

v. To enforce by legal means the provisions of the Declaration and these By-Laws (collectively, and as may be amended from time to time, the “Condominium Instruments”) for the use of the property in the Condominium.

vi. To contract for the management of the Condominium.

vii. Pay taxes and assessments which are liens against any part of the Condominium, and to assess the same against the unit owners subject to such liens.

viii. Carry insurance for the protection of unit owners and the Association on the Common Areas.

ix. To pay the cost of all power, water, sewer and other utility services rendered to the Condominium and not billed to owners of individual units.

x. To provide for such painting, maintenance, repair and landscaping of the Unrestricted Common Area, and such furnishings, tools, equipment, appliances, and other personal property for the Common Area as the Board shall determine is necessary or proper.

xi. To provide for trash collection, snow removal from the Unrestricted Common Area, water, electrical, telephone, and gas and any other necessary utility service for the Common Area (and to the extent not separately metered or charged, for the units).

xii. To provide for any emergency repairs to any unit necessary to prevent damage to other parts of the Condominium.

xiii. To provide for any other materials, supplies, labor, services, maintenance, repairs, structural alterations, insurance, taxes, or assessments which the Board is required to secure or pay for pursuant to the terms of the Declaration, these By-Laws, or the Act, or which in its opinion shall be necessary or proper for the operation of the Unrestricted Common Area or for the enforcement of the Declaration or of these By-Laws, provided that if any such materials, supplies, labor, services, maintenance, repairs, structural alterations, insurance, taxes, or assessments are provided for particular units and are necessitated by the negligence of the owner or occupants of such units, the cost thereof shall be specially assessed to the owners of such units.

xiv. Financial Limitation. The Board’s power shall be limited in that it shall have no authority to acquire and pay for out of Common Expenses, as defined in Article Six herein, capital additions and improvements or structural alterations (other than for the purposes of replacing portions of the Unrestricted Common Area, subject to the provisions of the Declaration) having a cost in excess of Ten Thousand Dollars ($10,000.00) unless such additions, improvements, or alterations have been approved by a majority of the Owners’ total voting power.

xv. Right to Contract. The Board shall have the exclusive right to contract for all such items referred to in this Article.

5.	OFFICERS OF THE CORPORATION

a. Officers. The officers of the Association shall be a president, a treasurer and a secretary, all of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors. Any two or more offices may be held by the same person.

b. Appointment and Term of Office. The officers of the Association shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly appointed and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

c. Removal. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Association will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not in and of itself create contract rights.

d. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

e. President. The president shall be the principal executive officer of the Association and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the unit owners at meetings of the Board of Directors. He may sign with the secretary or with any other proper officer of the Association thereunto authorized by the Board of Directors, by resolution of the board, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Association, or which is required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

f. The Vice-Presidents. In the absence of the president or in the event of his death, inability, or refusal to act, the vice-president, if any (or, in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may take such action as shall have been authorized by resolution of the board and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

g. The Secretary. The secretary shall: (a) keep the minutes of the proceedings of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the Unit Owner records of the Association; (d) keep a register of the post office address of each Unit Owner which shall be furnished to the secretary by such Unit Owner; (e) have general charge of the books of the Association; and (f) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

h. The Treasurer. The treasurer if any is appointed and, if none, then the president shall: (a) have charge and custody of and be responsible for all funds and securities of the Association; (b) receive and give receipts for monies due and payable to the Association from any source whatsoever and deposit all such monies in the name of the Association in such banks, trust companies, or other depositories as may be authorized by the Board of Directors; (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

i. Assistant Secretaries and Assistant Treasurers. The assistant secretaries or assistant treasurers, when authorized by the Board of Directors, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

6.	FINANCE AND ASSESSMENTS

a. Depository. The funds of the Association shall be deposited in a financial institution designated by the Board of Directors, in an account or accounts for the Association under resolutions approved by the Board of Directors.

b. Adoption of and Contents of Budget. The Board of Directors shall adopt a budget for each calendar year which contains estimates of the cost of performing the functions of the Association, and the income of the Association, including but not limited to the following items (each, a “Common Expense” and collectively, “Common Expenses”); in connection with the operation of Unrestricted Common Area and excluding the Units and their Limited Common Areas:

i. maintenance and operation of Common Area, landscaping, street and walkways, and security guards, if any;

ii. capital funds established by vote of unit owners;

iii. Common Area utilities;

iv. liability insurance;

v. casualty insurance;

vi. administration, including legal and accounting;

vii. membership dues.

viii. proposed assessments against each member.

Assessments shall be paid by the Unit Owner(s) based upon the percentage interest assigned to the unit in the Common Area and the Unit’s percentage of vote.

c. Delinquent Assessments. In the event an assessment is not paid within thirty (30) days of the date it is due and payable, the Association, through its Board of Directors, may proceed to enforce and collect the said assessment, with interest at the maximum lawful rate of eighteen percent (18%) per annum, whichever is greater, against the unit Owner owing the same in the manner set forth in RSA 356-B:46. Each delinquent unit Owner shall be responsible for attorney’s fees, interest and costs incurred by the Association incident to the collection of such delinquent assessments or enforcement of any lien held by the Association for unpaid assessments.

7.	NOTICES TO OR FROM MORTGAGEES

a. Notice to Board. A unit Owner who mortgages his condominium unit shall notify the Board of the name and address of his mortgagee and the principal amount of such mortgage. The Board shall maintain suitable records pertaining to such mortgages.

b. Reporting. The Board, whenever so requested in writing by a mortgagee of a condominium unit, shall promptly report any then unpaid assessments for common expenses due from, or any other default by, the Owner of the mortgaged condominium unit. The Board shall be entitled to require a fee of Ten Dollars ($10.00) for each report provided a mortgagee.

c. Default. The Board shall give written notice to an Owner of any default by the Owner in the performance of any obligations under the Condominium Instruments and, if such default is not cured within thirty (30) days, shall send a copy of such notice to each holder of a mortgage covering such unit whose name and address has theretofore been furnished to the Board. No suit or other proceeding may be brought to foreclose the lien for any assessment levied pursuant to the Declaration or these By- Laws except after ten (10) days written notice to the holder of the first mortgage on the unit which is the subject matter of such suit or proceeding.

8.	VIOLATIONS

a. Violations. In the event of a violation other than non-payment violation of the Declaration, these By-Laws, or the applicable portions of the Act, the Association, by direction of its Board of Directors, may notify the unit owner by written notice of such breach, and if such violation shall continue for a period of thirty (30) days from the date of this notice, the Association, through its Board of Directors, shall have the right to treat such violation as an intentional and inexcusable and material breach of the Declaration, the By-Laws, or the pertinent provisions of the Condominium Act, and the Association may then, at its option, have the following election: (a) an action at law to recover for its damage on behalf of the Association or on behalf of the other unit owners; (b) an action in equity to enforce performance on the part of the unit owner; or (c) an action in equity for such equitable relief as may be necessary under the circumstances, including injunctive relief. Failure on the part of the Association to maintain such an action at law or in equity within ninety (90) days from date of a written request, signed by a unit owner, sent to the Board of Directors, shall authorize any unit Owner to bring an action in equity or suit at law on account of the violation. Any violations which are deemed by the Board of Directors to be a hazard to public health may be corrected immediately as an emergency matter.

9.	AMENDMENTS TO THE BY-LAWS

a. Amendments to the By-Laws. These By-Laws may be amended only by vote of the Unit Owners holding at least 75% of the interests in the Common Areas. and except as follows:

i. The Unit Owners may not amend or repeal any provision of these By-Laws which is expressly for the benefit of Mortgagees without consent in writing of the Mortgagees who hold mortgages on Units having at least one hundred percent (100%) of the total percentage interest appurtenant to Units encumbered by mortgages.

No modification or amendment shall become effective until recorded in the Rockingham County Registry of Deeds. An amendment may be proposed by either the Board of Directors or by the membership of the Association.

10.	USE REGULATIONS

a. Use Regulations. Except with respect to single unit buildings, the Association may, from time to time, adopt and amend previously adopted Use Regulations governing the details of the operation and use of the Common Area and the units in the Condominium; provided, however, that no such Use Regulations shall conflict with the Declaration, these By-Laws, or the provisions of the Act, and in the event of any conflict between the said Use Regulations and the foregoing, the latter shall prevail. The Board of Directors shall, distribute from time to time, a copy of the Use Regulations adopted from time to time by the Corporation. These Use Regulations may be amended by the vote of two-thirds or more of the total voting power of all unit Owners before such shall become effective.

11.	RESALE BY PURCHASER

a. In the event of any resale of a condominium unit or any interest therein by any person other than the Declarant, the prospective unit owner shall have the right to obtain from the owners Association, prior to the contract date of the disposition, the following:

i. Appropriate statements pursuant to RSA 356-B:46, VIII and, if applicable, RSA 356-B:47;

ii. A statement of any capital expenditures and major maintenance expenditures anticipated by the unit owners Association within the current or succeeding two fiscal years;

iii. A statement of the status and amount of any reserve for the major maintenance or replacement fund and any portion of such fund earmarked for any specified project by the Board of Directors;

iv. A copy of the income statement and balance sheet of the unit owners Association for the last fiscal year for which such statement is available;

v. A statement of the status of any pending suits or judgments in which the unit owners Association is a party defendant;

vi. A statement setting forth what insurance coverage is provided for all unit owners by the owners Association, and what additional insurance coverage would normally be secured by each individual unit owner; and

vii. A statement that any improvements or alterations made to the unit, or the limited common areas assigned thereto, by the prior unit owner are not known to be in violation of the Condominium Instruments.

viii. The principal officer of the Association, or such other officer or officers as the Condominium Instruments may specify, shall furnish the statements prescribed by this paragraph upon the written request of any prospective unit owner within 10 days of the receipt of such request.

Dated this 15th day of May, 2008.

200 INTERNATIONAL LIMITED PARTNERSHIP By: Its General Partner 200 INTERNATIONAL, LLC

By:	/s/ Cyrus W. Gregg
Cyrus W. Gregg, Co-Manager

By:	/s/ Daniel L. Plummer
Daniel L. Plummer, Co-Manager

EXHIBIT C

Unit Designation; Percentage Interest; Limited Common Area

UNIT NUMBER	UNDIVIDED PERCENTAGE INTEREST	LIMITED COMMON AREA
Unit #1	100%